As filed with the Securities and Exchange Commission on February 21, 2024.
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Olo Inc.
(Exact name of Registrant as specified in its charter)

Delaware	20-2971562
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

99 Hudson Street
10th Floor
New York, New York 10013
(Address of principal executive offices) (Zip code)

Olo Inc. 2021 Equity Incentive Plan
Olo Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Noah H. Glass
Chief Executive Officer (Principal Executive Officer)
99 Hudson Street
10th Floor New York, New York 10013 (212) 260-0895
(Name, address and telephone number, including area code, of agent for service)

Copies to:

John J. Egan, III	Robert Morvillo
Edwin M. O’Connor	General Counsel
Andrew R. Pusar	Olo Inc.
Goodwin Procter LLP	99 Hudson Street
620 Eighth Avenue	10th Floor
New York, NY 10018	New York, NY 10013
(212) 813-8800	(212) 260-0895

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
 PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Olo Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 ("Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (i) 8,168,075 additional shares of its Class A common stock, par value $0.001 per share (“Class A Common Stock”) under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2021 Plan on January 1, 2024, and (ii) 1,084,696 additional shares of Class A Common Stock under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2021 ESPP on January 1, 2024.

In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits”, this Registration Statement incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 17, 2021 (File No. 333-254375), February 25, 2022 (File No. 333-263055), and February 24, 2023 (File No. 333-270015) (together, the “Prior Registration Statements”). The securities registered by this Registration Statement are of the same class as the other securities for which the previous Registration Statements were filed.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 21, 2024.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed).

(c) The description of the Class A Common Stock which is contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 25, 2022, including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made a part hereof.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Olo Inc.	8-K	001-40213	3.1	March 22, 2021
4.2	Amended and Restated Bylaws of Olo Inc.	8-K	001-40213	3.2	March 22, 2021
4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-253314	4.1	March 8, 2021
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	Olo Inc. 2021 Equity Incentive Plan.	S-1/A	333-253314	10.7	March 15, 2021
99.2	Olo Inc. 2021 Employee Stock Purchase Plan.	S-1/A	333-253314	10.17	March 15, 2021
99.3	Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2021 Equity Incentive Plan.	S-1/A	333-253314	10.10	March 8, 2021
99.4	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the 2021 Equity Incentive Plan.	S-1/A	333-253314	10.11	March 8, 2021
99.5	Forms of Performance-Based Restricted Stock Unit Grant Notice and Award Agreement under the 2021 Equity Incentive Plan.	10-Q	001-40213	10.2	May 9, 2023
107*	Filing fee table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of February 2024.

OLO INC.

By:	/s/ Noah H. Glass
Name:	Noah H. Glass
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noah Glass and Peter Benevides, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noah H. Glass	Chief Executive Officer and Director	February 21, 2024
Noah Glass	(Principal Executive Officer)

/s/ Peter Benevides	Chief Financial Officer	February 21, 2024
Peter Benevides	(Principal Financial and Accounting Officer)

/s/ Brandon Gardner	Director	February 21, 2024
Brandon Gardner

/s/ David Frankel	Director	February 21, 2024
David Frankel

/s/ Lee Kirkpatrick	Director	February 21, 2024
Lee Kirkpatrick

/s/ Daniel Meyer	Director	February 21, 2024
Daniel Meyer

/s/ Colin Neville	Director	February 21, 2024
Colin Neville

/s/ David Cancel	Director	February 21, 2024
David Cancel

/s/ Linda Rottenberg	Director	February 21, 2024
Linda Rottenberg

/s/ Zuhairah Washington	Director	February 21, 2024
Zuhairah Washington